EXHIBIT 99.5

CGl Windows and Doors Holdings, Inc. and Subsidiary

Contents

Financial Statements
       Unaudited Condensed Consolidated Balance Sheets                                                                    1
Unaudited Condensed Consolidated Statements of Income                                                                           2
Unaudited Condensed Consolidated Statements of Cash Flows                                                                    3
Notes to Unaudited Condensed Consolidated Financial Statements                                                             4

CGl Windows and Doors Holdings, Inc. and Subsidiary
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash	$4,254	$4,230
Accounts receivable, net	3,985	3,180
Inventories, net	3,128	3,885
Prepaid expenses and other current assets	451	390

Total current assets	11,818	11,685

Property and equipment, net	1,791	1,848

Goodwill	10,552	10,552
Intangible assets, net	3,553	4,306
Deferred financing costs, net	151	201
Other assets	677	571

Total assets	$28,542	$29,163

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$850	$650
Current maturities of capital lease obligations	38	38
Accounts payable	1,741	2,426
Accrued expenses	799	1,071
Accrued warranties	255	267
Customer deposits	894	579

Total current liabilities	4,577	5,031

Long-term debt, less current maturities	12,624	14,062
Capital lease obligations, less current maturities	81	96
	12,705	14,158

Total liabilities	17,282	19,189

Stockholders' equity:
Common stock; par value $.01 per share; 2,500,000 shares authorized;	3	3
288, 565 shares issued and outstanding at June 30, 2014, and December 31, 2013, respectively
Additional paid-in-capital	29,207	29,207
Stock subscription notes receivable	(1,040)	(1,040)
Accumulated deficit	(16,910)	(18,196)
Total stockholders' equity	11,260	9,974

Total liabilities and stockholders' equity	$28,542	$29,163

See Notes to Unaudited Condensed Consolidated Financial Statements.

CGl Windows and Doors Holdings, Inc. and Subsidiary
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share)	Six Months Ended
	June 30,	June 30,
	2014	2013
Net sales	$19,066	$13,752
Cost of sales	12,884	8,999

Gross margin	6,182	4,753

Selling, general and administrative expenses	4,186	3,983

Income from operations	1,996	770

Interest expense, net	698	812
Other expense, net	12	12

Net income (loss)	$1,286	$(54)

See Notes to Unaudited Condensed Consolidated Financial Statements.

CGl Windows and Doors Holdings, Inc. and Subsidiary
Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands, except share data)	Six Months Ended
	June 30,	June 30,
	2014	2013

Cash flows from operating activities:
Net income (loss)	$1,286	$(54)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization of property and equipment	254	223
Amortization of intangible assets and deferred financing costs	803	938
Paid-in-kind interest on long-term debt	-	74
Change in operating assets and liabilities:
Accounts receivable	(805)	(390)
Inventories	757	(525)
Prepaid expenses and other assets	(167)	(428)
Accounts payable	(685)	922
Accrued expenses	(272)	185
Accrued warranties	(12)	48
Customer deposits	315	482

Net cash provided by operating activities	1,474	1,475

Cash flows from investing activities:
Purchases of property and equipment	(197)	(240)

Net cash used in investing activities	(197)	(240)

Cash flows from financing activities:
Repayments of long-term debt	(1,238)	(126)
Repayments under capital lease obligations	(15)	(74)

Net cash provided by (used in) financing activities	(1,253)	(200)

Net increase in cash	24	1,035
Cash at beginning of period	4,230	3,078
Cash at end of period	$4,254	$4,113

See Notes to Unaudited Condensed Consolidated Financial Statements

CGl Windows and Doors Holdings, Inc. and Subsidiary
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except Share Data)

Note 1.  Basis of Presentation

CGI Windows and Doors Holdings, Inc. (the Parent), through its wholly owned subsidiary CGI Windows and Doors, Inc. (CGI), manufactures impact resistant windows and doors that are primarily sold and distributed through dealers to customers located mostly in the southeastern United States and the Caribbean. The Company extends credit terms of generally 30 days to customers. The Parent is a holding company with no other operations.

The unaudited condensed consolidated financial statements include the accounts of CGI Windows and Doors Holdings, Inc. and its wholly owned subsidiary, CGI Windows and Doors, Inc. All intercompany accounts and transactions are eliminated in consolidation.    The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principals ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulations S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The financial information presented should be read in conjunction with our consolidated financial statements for the fiscal year ended December 31, 2013, included in this Form 8-K/A. The results for the interim period are not necessarily indicative of results to be expected for the year. Significant accounting policies are detailed in the consolidated financial statements for the fiscal year ended December 31, 2013, included in this Form 8-K/A.

The Company has evaluated subsequent events for potential recognition and/or disclosure through October 9, 2014, that date the unaudited condensed consolidated financial statements were available.

Note 2.  Proposed Sale of the Company and Subsequent Event

On July 25, 2014, CGI Windows and Doors Holdings, Inc., a Delaware corporation, (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PGT, Inc., through its wholly-owned subsidiary PGT Industries, Inc. (collectively, “PGTI”), Hot Ledge Company, a Delaware corporation and wholly-owned subsidiary of PGTI (“Acquisition Sub”), and Cortec Group Fund IV, L.P., solely in its capacity as the representative of the equity holders of the Company (the “Representative”). Pursuant to the terms and conditions of the Merger Agreement, Acquisition Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of PGTI (the “Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger, all outstanding shares of capital stock of the Company (other than shares as to which dissenters’ rights have been properly exercised) will be cancelled and converted into the right to receive aggregate merger consideration of $111 million in cash, as adjusted with respect working capital, cash, indebtedness and unpaid transaction expenses of the Company as of the closing date of the Merger.     Proceeds of the Merger Agreement were additionally used to pay off the Company's outstanding obligation in connection with their Credit Agreement. Upon completion of the Merger Agreement, all outstanding stock options of the Company immediately vested and converted into the right to receive aggregate merger consideration.

Note 3.   Inventories

                 Inventories consist of the following as of June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013
Finished goods	$239	$52
Work in process	50	24
Raw materials	2,839	3,809
	$3,128	$3,885

Note 4.   Depreciation and Amortization Expense

The Company recorded of approximately $254 and $223 of depreciation expense during the first six months of 2014 and 2013, respectively. The Company recorded amortization expense on its tradename, patents, customer relationships and deferred financing costs of approximately $803 and $938 during the first six months of 2014 and 2013, respectively.

Note 5.  Product Warranty

The Company guarantees its products against defects in materials and/or workmanship for various periods between one and ten years from the date of purchase.A provision for estimated future costs is recorded based on historical experience and for specifically identified warranty exposures.  Changes in the Company's warranty liability during the six months ended June 30, 2014 and 2013, were as follows:

	June 30, 2014	June 30, 2013
Accrued warranties, beginning balance	$267	$275
Warranty claims paid	(48)	(28)
Warranty provisions	36	76
Accrued warranties, ending balance	$255	$323